SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549


                       FORM 8-K

                    CURRENT REPORT


         Pursuant to Section 13 or 15(d) of
         the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

     February 13, 1996

                       S-K-I Ltd.
                       ---------

(Exact name of registrant as specified in its charter)


                        Delaware
                        --------

     (State or other jurisdiction of incorporation)

         0-13055                  03-0294233
         -------                  ----------

  (Commission File Number)     (IRS Employer
                                Identification No.)

Airport Executive Plaza #5
West Lebanon, New Hampshire           03784
---------------------------         ---------
(Address of principal               (Zip code)
  executive office)


Registrant's telephone number, including
area code:  (603) 298-5583
            --------------

                        None
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(Former name or former address, if changed since
 last report)
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Item 5.  Other Events.

     On February 13, 1996, S-K-I Ltd. ("Registrant"),
LBO Resort Enterprises ("LBO") and LBO Acquisition
Co., a wholly owned subsidiary of LBO ("Merger Sub"), entered into an Agreement and Plan of Merger dated as of February 13, 1996 (the "Merger Agreement") pursuant to which Merger Sub will merge with and into the Registrant, and the Registrant will survive as a wholly owned subsidiary of LBO (the "Merger").

     Upon the effectiveness of the Merger, each share of outstanding common stock of the Registrant will be converted into the right to receive an amount in cash equal to $18. Consummation of the Merger is subject to certain conditions, including, among others, approval by the shareholders of the Registrant and regulatory clearances.

     LBO is a new company formed by Mr. Leslie B.
Otten. Mr. Otten is the controlling stockholder in several ski areas in the Northeast. LBO has provided the Registrant with copies of bank commitment letters received by LBO for the debt portion of the financing required by it for the transaction. The
Registrant and LBO have also entered into an escrow agreement pursuant to which LBO has deposited
$5,000,000 with an escrow agent as the security for its performance obligations under the Merger Agreement, which are not conditioned on financing.

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                    SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      S-K-I LIMITED


                      By /s/ Frank P. Urso
                         ________________________
                         Name:  Frank P. Urso
                         Title: Secretary


Date:  February 15, 1996